UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 26, 2021

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii
(Address of principal executive offices)

96813
(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CPF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on October 26, 2021, the Board of Directors of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (the “Bank”) approved the promotion of Arnold Martines to President and Chief Operating Officer of the Company and the Bank and David Morimoto to Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, both effective as of January 1, 2022. In connection therewith, on January 25, 2022 the Company’s Board of Directors (following approval by the Company’s Compensation Committee) approved the following changes to the compensation for Mr. Martines and Mr. Morimoto as of January 1, 2022. Mr. Martines’ base salary has been set at $475,000. In addition, Mr. Martines is now eligible for an annual incentive compensation plan bonus up to 65% of his annual base salary and a long-term incentive equity grant opportunity at up to 75% of his base salary. Mr. Morimoto’s base salary has been set at $450,000. In addition, Mr. Morimoto is now eligible for an annual incentive compensation plan bonus up to 55% of his base salary and a long-term incentive equity grant opportunity at up to 70% of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)
Date: January 28, 2022	/s/ Glenn C. Ching
Glenn C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary